Exhibit 10.4


                        INCENTIVE STOCK OPTION AGREEMENT

         THIS AGREEMENT is made as of _____________ (the "Date of Grant") by and between RDO Equipment Co. (the "Company") and _______________ (the "Optionee").


         A. The Company has adopted the RDO Equipment Co. 1996 Stock Incentive Plan (the "Plan") authorizing the Board of Directors of the Company, or a committee as provided for in the Plan (the Board or committee is referred to in this Agreement as the "Committee"), to grant incentive stock options to employees of the Company and its Subsidiaries (as defined in the Plan).

         B. The Company desires to give the Optionee an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting to the Optionee an option to purchase shares of Class A Common Stock of the Company pursuant to the Plan, subject to the satisfaction of any conditions to such award as the Committee may have made to the grant of such option.

         Accordingly, the Company and the Optionee agree as follows:

1. GRANT OF OPTION.

         The Company hereby grants to the Optionee the right, privilege and option (the "Option") to purchase ______________ (_______) shares (the "Option Shares") of the Company's Class A Common Stock, $0.01 par value (the "Class A Common Stock"), according to the terms and subject to the conditions as set forth in this Agreement and the Plan. This Option is intended to be an "incentive stock option" as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2. OPTION EXERCISE PRICE.

         The price to be paid by Optionee in the event of an exercise of this Option will be $__________ per share.

3. DURATION OF OPTION AND TIME OF EXERCISE.

         3.1 Initial Period of Exercisability. This Option will become exercisable with respect to the Option Shares ________________. In no event will this Option be exercisable after, and this Option will become void and expire as to all unexercised Option Shares at, 5:00 p.m. (Fargo, North Dakota time) on ____________, 20__ (the "Time of Termination").

         3.2 Termination of Employment.

                  (a) Termination Due to Death, Disability or Retirement. In the event that the Optionee's employment with the Company and all Subsidiaries is terminated by reason of the Optionee's death, Disability (as defined in the Plan) or Retirement (as defined in the Plan), this Option will become immediately exercisable in full and will remain exercisable for a period of one year after such termination (but in no event after the Time of Termination).

                  (b) Termination for Reasons Other Than Death, Disability or Retirement. In the event the Optionee's employment with the Company and all Subsidiaries is terminated for any reason other than death, Disability or Retirement, or the Optionee is in the employ of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Optionee continues in the employ of the Company or another Subsidiary), this Option will remain exercisable to the extent exercisable as of such termination for a period of three months after such termination (but in no event after the Time of Termination); provided, however, that if the Optionee is terminated by the Company for "cause" (as defined in the Plan), all rights of the Optionee under this Agreement and the Plan will immediately terminate without notice of any kind, and this Option will thereafter no longer be exercisable.

         3.3 Breach of Confidentiality and/or Non-compete Agreements. If the Optionee materially breaches the terms of any confidentiality and/or non-compete agreement entered into with the Company or any Subsidiary, whether such breach occurs before or after termination of the Optionee's employment with the Company or any Subsidiary, the Committee, in its sole discretion and without notice of any kind and without consent of the Optionee, may immediately terminate all rights of the Optionee under this Agreement and the Plan in which event this Option will thereafter no longer be exercisable.

         3.4 Change in Control.

                  (a) Impact of Change in Control. If any event constituting a Change in Control (as defined in the Plan) of the Company occurs, this Option will become immediately exercisable in full and will remain exercisable until the Time of Termination, regardless of whether the Optionee remains in the employ of the Company or any Subsidiary. In addition, if a Change in Control of the Company occurs, the Committee, in its sole discretion and without the consent of the Optionee, may determine that the Optionee will receive, with respect to some or all of the Option Shares, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value (as defined in the Plan) of such Option Shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of this Option.

                  (b) Excess Parachute Payment Tax Gross-Up:

                           (i) The parties hereto acknowledge that the
                  protections set forth in this Paragraph 3.4(b) are important, and it is agreed that the Optionee should not have to bear the burden of any excise tax that might be levied under Section 4999 of the Code in the event that a portion of the payments or benefits payable to the Optionee by the Company or others, either pursuant to this Agreement or otherwise, are treated as an excess parachute payment. The parties, therefore, have agreed as set forth in this Paragraph 3.4(b).

                           (ii) Anything in this Agreement to the contrary
                  notwithstanding, if it shall be determined that any payment or benefit provided by the Company, or any other person to or for the benefit of the Optionee (whether paid or payable or provided or providable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Paragraph 3.4(b)) (a "Payment") would be subject to the excise tax imposed by

                  Section 4999 of the Code or any interest or penalties are incurred by the Optionee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Company shall pay to or on behalf of the Optionee an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Optionee of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax, Optionee will be in the same after-tax position as if no Excise Tax had been imposed.

4. MANNER OF OPTION EXERCISE.

         4.1 Notice. This Option may be exercised by the Optionee in whole or in part from time to time, subject to the conditions contained in the Plan and in this Agreement, by delivery, in person, by facsimile or electronic transmission or through the mail, to the Company at its principal executive office in Fargo, North Dakota (Attention: Chief Financial Officer), of a written notice of exercise. Such notice must be in a form satisfactory to the Committee, must identify this Option, must specify the number of Option Shares with respect to which this Option is being exercised, and must be signed by the person or persons so exercising this Option. Such notice must be accompanied by payment in full of the total purchase price of the Option Shares purchased. In the event that the Option is being exercised, as provided by the Plan and Section 3.2 above, by any person or persons other than the Optionee, the notice must be accompanied by appropriate proof of right of such person or persons to exercise this Option. As soon as practicable after the effective exercise of this Option, the Optionee will be recorded on the stock transfer books of the Company as the owner of the Option Shares purchased, and the Company will deliver to the Optionee one or more duly issued stock certificates evidencing such ownership.

         4.2 Payment. At the time of exercise of this Option, the Optionee must pay the total purchase price of the Option Shares to be purchased entirely in cash (including a check, bank draft or money order, payable to the order of the Company); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payment to be made, in whole or in part, by tender of Previously Acquired Shares (as defined in the Plan), or by a combination of cash and tender of Previously Acquired Shares. In the event the Optionee is permitted to pay the total purchase price of this Option in whole or in part with Previously Acquired Shares, the value of such shares will be equal to their Fair Market Value (as defined in the Plan) on the date of exercise of this Option.

5. RIGHTS OF OPTIONEE; TRANSFERABILITY.

         5.1 Employment. Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment of the Optionee at any time, nor confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary at any particular position or rate of pay or for any particular period of time.

         5.2 Rights as a Shareholder. The Optionee will have no rights as a shareholder unless and until all conditions to the effective exercise of this Option (including, without limitation, the conditions set forth in Sections 4 and 6 of this Agreement) have been satisfied and the Optionee has become the holder of record of such shares. No adjustment will be made for dividends or distributions with respect to this Option as to which there is a record date preceding the date the

Optionee becomes the holder of record of such shares, except as may otherwise be provided in the Plan or determined by the Committee in its sole discretion.

         5.3 Restrictions on Transfer. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of the Optionee in this Option prior to exercise may be assigned or transferred, or subjected to any lien, during the lifetime of the Optionee, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. The Optionee will, however, be entitled to designate a beneficiary to receive this Option upon such Optionee's death, and, in the event of the Optionee's death, exercise of this Option (to the extent permitted pursuant to Section 3.2(a) of this Agreement) may be made by the Optionee's legal representatives, heirs and legatees.

6. WITHHOLDING TAXES.

         The Company is entitled to (a) withhold and deduct from future wages of the Optionee (or from other amounts that may be due and owing to the Optionee from the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding and employment-related tax requirements attributable to the grant or exercise of, or a disqualifying disposition with respect to, this Option or otherwise incurred with respect to this Option, or (b) require the Optionee promptly to remit the amount of such withholding to the Company before acting on the Optionee's notice of exercise of this Option. In the event that the Company is unable to withhold such amounts, for whatever reason, the Optionee agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal, state or local law.

7. ADJUSTMENTS.

         In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off), or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Optionee, will make appropriate adjustment (which determination will be conclusive) as to the number, kind and exercise price of securities subject to this Option.

8. LIMITATION OF LIABILITY.

         Nothing in this Agreement will be construed to (a) limit in any way the right of the Company to terminate the employment or service of the Optionee at any time, or (b) be evidence of any agreement or understanding, express or implied, that the Company will retain the Optionee in any particular position, at any particular rate of compensation or for any particular period of time.

9. SUBJECT TO PLAN.

         This Option and the Option Shares granted and issued pursuant to this Agreement have been granted and issued under, and are subject to the terms of, the Plan. The terms of the Plan are incorporated by reference in this Agreement in their entirety, and the Optionee, by execution of this Agreement, acknowledges having received a copy of the Plan. The provisions of this Agreement will be interpreted as to be consistent with the Plan, and any ambiguities in this

Agreement will be interpreted by reference to the Plan. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan will prevail.

10. MISCELLANEOUS.

         10.1 Binding Effect. This Agreement will be binding upon the heirs, executors, administrators and successors of the parties to this Agreement.

         10.2 Governing Law. This Agreement and all rights and obligations under this Agreement will be construed in accordance with the Plan and governed by the laws of the State of Delaware, without regard to conflicts of laws provisions. Any legal proceeding related to this Agreement will be brought in an appropriate Delaware or North Dakota (which is to apply the law of Delaware) court, and the parties to this Agreement consent to the exclusive jurisdiction of such court for this purpose.

         10.3 Entire Agreement. This Agreement and the Plan set forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and exercise of this Option and the administration of the Plan and supersede all prior agreements, arrangements, plans and understandings relating to the grant and exercise of this Option and the administration of the Plan.

         10.4 Amendment and Waiver. Other than as provided in the Plan, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance.

         The parties to this Agreement have executed this Agreement effective the day and year first above written.

                                        RDO EQUIPMENT CO.

                                        By
                                           -------------------------------------

                                        Its
                                           -------------------------------------


By execution of this Agreement,         OPTIONEE
the Optionee acknowledges having
received a copy of the Plan.

                                        ----------------------------------------
                                        (Signature)

                                        ----------------------------------------
                                        (Print Name Clearly)

                                        ----------------------------------------
                                        (Print Address)

                                        ----------------------------------------